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                                                                   Exhibit 10.33

                     THIRD AMENDMENT TO EMPLOYMENT AGREEMENT

This is the third amendment (the "Third Amended Agreement") to that certain Amended Employment Agreement dated as of the 25th day of April, 2002 (the "Agreement"), the First Amended Agreement dated as of September 20, 2002 (the "First Amended Agreement"), and the Second Amended Agreement dated as of March 19, 2003 (the "Second Amended Agreement") between Mpower Communications Corp., a Nevada corporation (the "Company") and S. Gregory Clevenger ("Executive"),.

The Company and Executive, for and in consideration of the promises, terms and conditions contained herein, do hereby agree to make the following amendments to the Agreement.

1. Section 1 of the Agreement, as amended by the First Amended Agreement, is deleted in its entirety and replaced by the following:

"EMPLOYMENT TERM. Subject to earlier termination in accordance with the provisions of this Agreement, the Agreement shall become effective as of the date hereof (the "EFFECTIVE DATE") and the term of Executive's employment with the Company pursuant to this Agreement (the "TERM") shall continue until either party terminates Executive's employment, subject to Executive's rights and the Company's obligations contained in Section 4 of this Agreement."

2. Section 4.02 of the Agreement, as amended by the First Amended Agreement and Second Amended Agreement, is hereby deleted in its entirety and replaced by the following:

"4.02 TERMINATION WITHOUT CAUSE; RESIGNATION FOR GOOD REASON. In the event of
(A) the Company's termination of Executive's employment hereunder without Cause,
(B) Executive's resignation for Good Reason, (C) Executive's death, or (D) Executive's Disability, he shall be entitled to the following: (i) the payments and benefits described immediately above in sub-section (a) and (ii) a severance benefit (the "SEVERANCE BENEFIT") equal to two times (a) the higher of the Fixed Salary paid immediately preceding the Termination Date or the Fixed Salary on March 18, 2003 and (b) the "HIGHEST BONUS", where the Highest Bonus equals the greater of the Annual Bonus paid by the Company to Executive (x) during the period from twelve (12) months immediately preceding the Effective Date through the Termination Date, or (y) if the reduction in Executive's Fixed Salary is not restored in whole or part, the amount the Annual Bonus would have been from the date of this Agreement through the Termination Date, calculated as if all reductions had been restored, but only to the extent that any such Annual Bonus paid during this period utilized the amount of Executive's Fixed Salary in calculating said Annual Bonus; provided, however, that Executive shall have no right to have paid or payable from the Trust adopted by Company on October 23, 2001 pursuant to a Trust Agreement with HSBC Bank USA as trustee (the "OLD TRUST"), any portion of the Severance Benefit (i) attributable to any increase in his Fixed Salary after March 31, 2002, or (ii) otherwise in excess of the Severance Benefit or other severance payment that Executive would have been eligible to receive if his employment with the Company had terminated as of March 31, 2002 under circumstances entitling him to a Severance Benefit or other severance payment. Payment of the Severance Benefit shall be contingent upon Executive's execution of a waiver and release of claims (a "RELEASE") in favor of the Company and its affiliates and their respective employees and agents, substantially in the form set forth in Appendix A. The Severance Benefit shall be paid by the Company in a lump sum, no later than two (2) business days after the expiration of the Revocation Period, as defined in the Release."

3. Section 4.03 of the Agreement is hereby deleted in its entirety, and replaced by the following:

"TERMINATION DUE TO DEATH OR DISABILITY. In the event of Executive's death or Disability, the Fixed Salary shall immediately cease. Neither Executive, nor his estate, as the case may be, shall be entitled to continue to receive any benefits other than the Severance Benefit, proceeds from insurance per the terms of any applicable policy and reimbursement of expenses. In addition, all further vesting of options shall cease on the Termination Date."

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         IN WITNESS WHEREOF, the parties have duly executed this Third Amended
Agreement as of this ___ day of June, 2003.

                                             MPOWER COMMUNICATIONS CORP.

                                    By:      /s/ Rolla P. Huff
                                             -----------------------------------
                                             Rolla P. Huff
                                             Chairman and CEO

                                             /s/ S. Gregory Clevenger
                                             -----------------------------------
                                             S. Gregory Clevenger